Exhibit 99.1

DISCOVER FINANCIAL SERVICES ANNOUNCES AGREEMENT TO SELL PRIVATE STUDENT LOAN PORTFOLIO

Riverwoods, IL, July 17, 2024 – Discover Financial Services (NYSE: DFS) announced today that Discover Bank (“Discover”) has entered into an agreement to sell its private student loan portfolio to one or more strategic partnerships comprised of investment vehicles and accounts managed by Carlyle (NASDAQ: CG) and KKR (NYSE: KKR), with Firstmark Services, a division of Nelnet (NYSE: NNI), assuming responsibility for servicing the portfolio upon the sale.

As of June 30, 2024, the principal balance of the private student loan portfolio was approximately $10.1 billion. The purchase price payable to Discover in the transaction is at a premium to the principal balance of the private student loan portfolio and, based on certain assumptions, is expected to be up to approximately $10.8 billion. The transaction is expected to be completed in multiple closings by the end of 2024, subject to the satisfaction or waiver of customary closing conditions.

Wells Fargo served as exclusive financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to Discover Financial Services in connection with the transaction.

About Discover

Discover Financial Services (NYSE: DFS) is a digital banking and payment services company with one of the most recognized brands in U.S. financial services. Since its inception in 1986, the company has become one of the largest card issuers in the United States. The company issues the Discover® card, America’s cash rewards pioneer, and offers personal loans, home loans, checking and savings accounts and certificates of deposit through its banking business. It operates the Discover Global Network® comprised of Discover Network, with millions of merchants and cash access locations; PULSE®, one of the nation’s leading ATM/debit networks; and Diners Club International®, a global payments network with acceptance around the world. For more information, visit www.discover.com/company.

Forward Looking Statements

Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the benefits of the proposed transaction, statements related to the expected timing of the completion of the transaction, Discover’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “scheduled,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “forecasts,” “outlook,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Discover to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the anticipated benefits from the transaction may not be fully realized or may take longer than anticipated to be realized, if at all, (2) disruption to Discover as a result of the announcement and pendency of the transaction, (3) the risk that the separation, transfer of servicing or sale of Discover’s private student loan portfolio will be materially delayed or will be more costly or difficult than expected or that Discover will otherwise be unable to successfully separate, transfer servicing of or sell the private student loan portfolio as a result of unexpected factors or events, (4) the risk that a governmental entity may impose conditions that could adversely affect Discover or the expected benefits of the transaction or prevent the closing of the transaction, (5) reputational risk and the reaction of Discover’s customers, suppliers, employees or other business partners to the transaction, (6) the ability to timely complete the transaction, including due to the failure of a closing condition in the agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement, (7) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (8) risks related to management and oversight of the sale and/or transfer of servicing of the private student loan portfolio, (9) the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against Discover before or after the transaction, (10) the level and volatility of interest rates, other market fluctuations and other market indices, (11) student loan portfolio amortization and composition and (12) general competitive, economic, political and market conditions and other factors that may affect future results of Discover. Additional factors which could affect future results of Discover can be found under “Risk Factors,” “Business—Competition,” “Business—Supervision and Regulation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is filed with the SEC and available at the SEC’s internet site (http://www.sec.gov) and subsequent reports on Forms 8-K and 10-Q. Discover disclaims any obligation and does not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

Investor Contact:

Eric Wasserstrom

Investor Relations

224-405-4555

investorrelations@discover.com

Media Contact:

Matthew Towson

Public Relations

224-405-5649

matthewtowson@discover.com